SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act Of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

Ronald E. Logue

Chairman and Chief Executive Officer

March 19, 2007

DEAR SHAREHOLDER:

We cordially invite you to attend the 2007 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, April 18, 2007, at 10:00 a.m.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares you hold. Please mark, sign, date and mail promptly the accompanying proxy card or, for shares held in street name, the voting instruction form, in the return envelope. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in street name, as an alternative to returning the voting instruction form you receive, you will have the option to cast your vote by telephone or over the Internet if your voting instruction form includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,

PLEASE NOTE: Shareholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver’s license or passport. If you own your shares through a bank or brokerage account, or through some other nominee, you should also bring proof of beneficial ownership (for details, see Meeting Admission in the Notice of 2007 Annual Meeting of Shareholders). Public parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
Time	10:00 a.m., Eastern Time

Date	Wednesday, April 18, 2007

Place	One Lincoln Street, 36th Floor, Boston, Massachusetts

Purpose	1. To elect 16 directors;

2. To increase State Street’s authorized shares of common stock from 500,000,000 to 750,000,000;

3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and

4. To act upon such other business as may properly come before the meeting and any adjournments thereof.

Record Date	The directors have fixed the close of business on February 23, 2007, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission	For security clearance purposes, you will be asked to present a valid picture identification such as a driver’s license or passport. If your State Street shares are held in a brokerage account or by a bank or other nominee (“street name”), your name does not appear on our list of shareholders and these proxy materials are being forwarded to you by your broker or nominee. For street name holders, in addition to a picture identification, you should also bring with you a letter or account statement showing that you are a beneficial owner of our shares in order to be admitted to the meeting.

Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form that you receive from your broker, bank, or other nominee.

By Order of the Board of Directors,

Jeffrey N. Carp
Secretary

March 19, 2007

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

PROXY STATEMENT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to shareholders?

This proxy statement and accompanying proxy card or voting instruction form are scheduled to be sent to shareholders beginning on March 19, 2007.

Who is soliciting my vote?

The Board of Directors of State Street Corporation (“State Street” or the “Company”) is soliciting your vote for the 2007 Annual Meeting of Shareholders.

What is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on February 23, 2007.

How many votes can be cast by all shareholders?

As of the record date, 334,457,347 shares of common stock of State Street were outstanding and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If your shares are registered in your name, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, sign, date, and mail the proxy card you received from management with this proxy statement in the return envelope. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If you vote by the proxy card you received from management with this proxy statement (or electronically by following the instructions included with the proxy card), your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card or vote electronically but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement. As indicated on the form, you may have the choice of voting your shares over the Internet or by telephone. To do so, follow the instructions on the form you received from your broker or nominee.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder and bring with you a proxy from the record holder issued in your name.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

■	FOR election of the 16 directors (page )

■	FOR increasing the authorized number of shares of common stock (page )

■	FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007 (page )

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. That solicitation of proxies will be made primarily by mail. State Street has retained Georgeson Inc. to aid in the solicitation of proxies for a fee of $17,500, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

Can I change my vote?

If you are a registered shareholder, you may revoke or change your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date, or by attending the meeting and voting in person. If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What vote is required to approve each item?

The 16 nominees for election as directors who receive a plurality of shares voted for election of directors shall be elected directors (Item 1). Under our Corporate Governance Guidelines, any director/nominee who receives a “withhold” vote from a majority of the outstanding shares in an uncontested election of directors will be required to submit to the Board a letter of resignation, for consideration by the Nominating and Corporate Governance Committee. After consideration, that Committee would make a recommendation to the Board on action to be taken regarding the resignation.

The affirmative vote of a majority of all shares outstanding and entitled to vote is necessary to approve the increase in the authorized shares (Item 2).

The affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007 (Item 3).

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by State Street to act as tellers for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director but, except as described in the answer to the preceding question, a “withheld” vote on a director will not affect the outcome. Shares properly voted to “abstain” on Items 2 and 3 are considered as shares that are present and entitled to vote for the purpose of determining a quorum, and thus will have the effect of having been voted “against” approval of Items 2 and 3.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Under these rules, a broker may vote in its discretion on Items 1 through 3 in the absence of instructions from you.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that may be properly presented for action at the meeting other than Items 1 through 3. Should any other business properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. Under our By-laws, for nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to the secretary and such business must be within the purposes specified in our notice of meeting. To be timely, a shareholder’s notice shall be delivered to the secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. No shareholder has provided timely notice of an intent to bring a nomination or other business before the Annual Meeting.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What are my rights as a participant in the Salary Savings Program?

If you participate in the State Street Salary Savings Program (the “SSP”) and have invested part or all of your account in the ESOP fund as of the record date, you may direct the Trustee how to vote your allocated share of State Street common stock held in your SSP account. However, the Trustee, rather than participants in the SSP, is the registered owner of the shares held in the SSP. You may give the Trustee direction by timely completing the Trustee Direction Form through the Internet, by telephone, or by mail. State Street Bank and Trust Company, as Trustee, will vote in accordance with instructions from participants. Where no timely direction is received, the Trustee will vote the shares in the SSP on the same proportional basis as the shares that were properly directed by other participants consistent with the instructions on the Trustee Direction Form. You may change your direction to the Trustee at any time by submitting a new direction. The last direction the Trustee receives by 5 p.m. Eastern Time on April 16, 2007, will be the only one counted.

For the first time, the Trustee is providing the 2006 Annual Report, the proxy statement, and the Trustee Direction Form electronically to SSP participants with investments in the ESOP fund who are active employees and have a company-provided e-mail account and Internet access. Instead of receiving these materials in paper form mailed to your home, you will have on-line access to these materials via the Internet, thus expediting the delivery of materials and reducing printing and mailing costs. An e-mail will be sent to all such participants with detailed instructions to access materials and give your direction to the Trustee. All other participants will receive their materials in the mail. If you prefer, you may request that paper copies be sent to you.

If a matter arises at the meeting or such other time as affords no practical means for securing participant direction, the Trustee will follow the Company’s direction in voting shares in the SSP, unless the Trustee determines that doing so would result in a breach of its fiduciary duty.

CORPORATE GOVERNANCE AT STATE STREET

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company (the “Bank”). Each of State Street and the Bank is incorporated under the laws of the Commonwealth of Massachusetts. In accordance with Massachusetts law and State Street’s By-laws, our Board of Directors has responsibility for overseeing the conduct of our business. Our Board is committed to strong corporate governance practices and is intent on maintaining the reputation for quality, integrity and high ethical standards that State Street has established over many years.

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines. Among other things, the Guidelines describe the role of the Board of Directors, its responsibilities and functions, the director qualification and selection process, the role of the Lead Director, and the guidelines on director independence. The Guidelines contain categorical standards for determining director independence in accordance with the New York Stock Exchange listing standards. In general, these categorical standards would prohibit a director from qualifying as an independent director if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with State Street, its external or internal auditors, or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street other than director fees, and compensation committee interlocks). The categorical standards also provide specified relationships that by themselves, would not impair independence. The portion of the Guidelines addressing director independence is attached as Appendix A to this proxy statement. The full Guidelines are available on our website at www.statestreet.com and will be made available without charge by State Street to any shareholder who requests them. In addition to the Guidelines, the charters for each Board Committee and our Standard of Conduct for Employees, Standard of Conduct for Directors, and Code of Ethics for Senior Financial Officers are also available on our website and will be made available without charge by State Street to any shareholder who requests them.

Pursuant to the Guidelines, the Board undertook a review of director independence in February 2007. As provided in the Guidelines, the purpose of this review was to determine whether any relationship or transaction was inconsistent with a determination that the Director was independent. As a result of this review, the Board, after review and recommendation by the Nominating and Corporate Governance Committee, determined that each of the current 15 non-management directors (Mses. Albright, Fawcett, Hill, Miskovic and Walsh and Messrs. Burnes, Coym, Darehshori, Goldstein, Gruber, LaMantia, Sergel, Skates, Summe, and Weissman) meets the categorical standards for independence under the Guidelines, has no material relationship with State Street, and satisfies the qualifications for independence under New York Stock Exchange listing standards.

In February 2006, the Board undertook a similar review with respect to the members of the Board at that time, including Truman S. Casner, who retired as a director at the 2006 Annual Meeting. As a result of this review, the Board determined that Mr. Casner met the categorical standards for independence under the Guidelines as in effect at that time, had no material relationship with State Street, and satisfied the qualifications for independence under New York Stock Exchange listing standards. In connection with this determination, the Board considered our transactions with a law firm of which he was a former partner and then served as Of Counsel. The amounts paid to the law firm in each of the past three years were less than the 2% of total revenue threshold in the Guidelines.

The non-management directors (all of whom are independent directors) meet in executive session at least quarterly. Robert E. Weissman is the Lead Director of the non-management directors and is also the presiding director. As such, his duties include presiding at all meetings of the Board at which the Chairman is not present, including at executive sessions of non-management directors, serving as a liaison between the Chairman and the independent directors, establishing the agenda for executive sessions and consulting with the Chairman as to, and approving, the agendas for Board meetings, information sent to the Board and the schedule of Board meetings. The Lead Director is authorized to call meetings of the non-management directors. The Lead Director communicates with the Chairman of the Board to provide feedback and also to implement the decisions and recommendations of the non-management directors.

State Street has established a procedure for communicating directly with the Lead Director regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls, or auditing matters. An interested party who wishes to contact the Lead Director may use any of the following methods, which are also described on State Street’s website at www.statestreet.com:

Telephone:

From within the United States:

1-888-736-9833 (toll-free)

From outside the United States:

1-770-613-6306

Posted Mail:

The Network

ATTN: State Street

333 Research Court

Norcross, GA 30092

USA

Internet:

www.tnwinc.com/webreport

The Lead Director may forward to the Examining and Audit Committee, or to another appropriate group or department, any concerns the Lead Director receives for appropriate review, and will report periodically to the non-management directors as a group regarding concerns received.

State Street has a regularly scheduled Board of Directors meeting that follows the Annual Meeting, and all directors are encouraged to attend the Annual Meeting that precedes it. In 2006, all 13 directors who were nominees for re-election were present at the Annual Meeting.

State Street has established and maintains internal controls and procedures designed to ensure the integrity and accuracy of its consolidated financial statements and control of its assets, and has established and maintains disclosure controls and procedures designed to ensure that State Street is able to timely record, process and report the information required for public disclosure. State Street is dedicated to maintaining the high standards of financial accounting and reporting that we have established over many years of service to shareholders, employees, and clients.

We have a Standard of Conduct for Directors, which together with the State Street Standard of Conduct, promotes ethical conduct and the avoidance of conflicts of interest in conducting our affairs for directors, officers and employees. We also have a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer) as required by the Sarbanes-Oxley Act and the SEC rules thereunder. Any waiver for directors, senior financial officers or executive officers from a provision of the State Street Standard of Conduct or the Code of Ethics for Senior Financial Officers may only be granted by the Board and will be posted on our website at www.statestreet.com.

Meetings of the Board of Directors

During 2006, the Board of Directors held eight meetings and each of the directors attended 75% or more of the total of all meetings of the Board held while they were a director and all meetings of the committees of the Board on which such director served during the year (during the period that such director served). Each member of the Board is also a member of the Board of Directors of the Bank. The Board of Directors of the Bank held eight meetings during 2006. Each member of State Street’s Executive Committee and Examining and Audit Committee is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

Committees of the Board of Directors

The Board of Directors has the following committees to assist it in carrying out its responsibilities, each of which operates under a written charter, a copy of which is available on our website at www.statestreet.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, has been approved by the Board.

EXECUTIVE COMMITTEE. The Executive Committee is authorized to exercise all the powers of the Board of Directors during the intervals between meetings of the Board, except as otherwise limited by the laws of the Commonwealth of Massachusetts or its charter. The purpose and function of the Committee includes reviewing credit and risk management reports, key risk indicators, the portfolio of investment securities, strategic investments of the Company, personnel issues, and risk management policies. The Committee reports periodically to the Board. Its members are David P. Gruber, Chair; Charles R. LaMantia; Kennett F. Burnes and Ronald E. Logue. During 2006, the Committee held twelve meetings.

EXAMINING AND AUDIT COMMITTEE. The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm (“independent auditor”) for State Street, and sole authority to establish pre-approval policies and procedures for all audit engagements and for any non-audit engagements with the independent auditor. The Committee also oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations, corporate policies, and the qualifications, performance and independence of State Street’s independent auditor. The Committee acts on behalf of the Board in monitoring and overseeing the performance of the internal audit function at State Street and in reviewing certain communications with bank regulatory authorities. Specific functions and responsibilities of the Committee are set forth in the charter of the Committee. The Committee’s members are Charles R. LaMantia, Chair; Tenley E. Albright; David P. Gruber; and Ronald L. Skates. The Committee meets as often as it deems necessary to perform its responsibilities. During 2006, the Committee held fifteen meetings.

The Board of Directors has determined that the Examining and Audit Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”). Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the New York Stock Exchange listing standards is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that three members of the Committee, Messrs. Gruber, LaMantia, and Skates, satisfy the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise as such qualification under the New York Stock Exchange listing standards as interpreted by the Board. None of the members of the Committee serves on more than two other audit committees of public companies.

EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee oversees the compensation plans, policies and programs in which directors and executive officers participate and those other incentive, retirement, welfare and equity plans in which all other employees participate. Acting together with the other independent directors, the Committee annually reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance, and reviews, determines and approves, in consultation with the other non-management directors, the CEO’s compensation level. The Committee also reviews, evaluates and approves the total compensation of all other executive officers and oversees State Street’s incentive plans. The Committee is also responsible for approving the terms and conditions of employment, and any changes thereto, of any officer who holds the title of executive vice president or above. The Committee also adopts equity grant guidelines from time to time in connection with its overall responsibility for all equity plans, and monitors stock ownership of executive officers and Board members. In addition, the Committee reviews, and recommends to the Board, the form and amount of director compensation. Its members are Richard P. Sergel, Chair; Nader F. Darehshori; Linda A. Hill; and Robert E. Weissman. None of these individuals is or has been an officer or employee of State Street or the Bank. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards. During 2006, the Committee held five meetings.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee’s principal responsibilities are to assist the Board in identifying and recommending nominees for directors of State Street, to recommend to the Board director nominees for each committee, to provide leadership in shaping our corporate governance, including the Corporate Governance Guidelines, and to lead the Board in its annual review of the Board’s performance. The Committee is also responsible for reviewing and approving State Street’s related person transactions. Its members are Arthur L. Goldstein, Chair; Nader F. Darehshori; Gregory L. Summe; and Diana Chapman Walsh. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards. During 2006, the Committee held nine meetings.

In carrying out its responsibilities of finding the best qualified candidates for directors, the Committee will consider proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-8209). The Committee seeks to identify individuals qualified to become directors, consistent with the criteria established by the Board for director candidates. The Board has set as criteria for director candidates those individuals who have had substantial achievement in their personal and professional pursuits, and whose talents, experience, and integrity would be expected to contribute to the best interests of State Street and to long-term shareholder value. When evaluating the need for director candidates, the Committee seeks the advice of the Board and management with respect to attributes that may mold the Board’s capabilities and functionality as a whole, including skill-sets, diversity, specific business background and global or international experience.

The Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, and considering proposals from a number of sources, such as from members of the Board, members of management, employees, shareholders, and industry contacts. The Committee’s charter grants it the authority to retain a search firm to assist it. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would be expected to qualify under the criteria established by the Board for director candidates. A possible candidate who the Committee feels is an individual who could qualify under the criteria established by the Board is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Committee with the individual, discussion at the Committee level of the individual’s possible contribution to State Street, and, if appropriate, voting on the individual as a candidate. The Committee evaluates possible nominees for directors without regard to whether an individual is recommended by a shareholder or otherwise.

Peter Coym, Amelia C. Fawcett and Maureen J. Miskovic are nominees for election as directors by shareholders for the first time at this meeting. Each was elected to the Board by the other members of the Board in December 2006. The Committee recommended them to the Directors for appointment to the Board in December 2006, and as candidates for election by the shareholders at this meeting, after evaluating their candidacy. The candidates were first identified by a third-party search firm that was retained to identify director candidates. At the request of the Committee, the search firm discussed with each Board member the priority characteristics in a new director candidate. The search firm developed preliminary criteria for a director candidate, and reviewed it with the Committee and the Board. The search firm identified potential candidates that met the criteria as established by the Committee, and submitted a list of potential candidates to the Committee. The search firm met with the Committee to finalize the list of candidates and the Committee reviewed this process and the resulting list with the Board. After conducting a preliminary check to determine conflicts and eliminating from consideration those candidates whose Board commitments precluded them from considering an appointment to the Board, the search firm approached the candidates to determine their interest in serving on the Board. The search firm gave the Committee a list of candidates who were interested, and the Committee members and the Chairman personally interviewed them. The Committee recommended Peter Coym, Amelia C. Fawcett and Maureen J. Miskovic to the Board, after determining that they met the Board’s criteria for new directors, have the background and potential to made significant contributions to the Company through services as directors and were independent under the Corporate Governance Guidelines.

Compensation of Directors

The compensation of directors is described in the narrative preceding the Director Compensation Table on page     .

[to be included in Definitive Proxy Statement]

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires State Street’s directors, certain of its officers and any beneficial owners of more than 10% of our common stock to send reports of their ownership and of changes in ownership of the common stock to the Securities and Exchange Commission and the New York Stock Exchange. Due to an administrative error on our part, one former executive officer, Mr. O’Brien, was late in filing three reports of two transactions involving the receipt of cash-only rights held under a retirement plan. Based on State Street’s review of the reports it has received, State Street believes that all of its directors and officers (it has no 10% beneficial owners) otherwise complied with all reporting requirements applicable to them with respect to transactions in 2006.

Related Person Transactions

The Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which State Street is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediately family members), who we refer to as “related persons,” has a direct or indirect material interest.

A related person proposing to enter into such transaction, arrangement or relationship must report the proposed related person transaction to State Street’s Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to the transaction. If advance review is not practicable or was otherwise not obtained, the Committee will review, and, if deemed appropriate, may ratify the related person transaction. The policy also permits the Chairman of the Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee (or the Chairman) after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Committee (or the Chairman) will review and consider:

■	the related person’s interest in the related person transaction;

■	the approximate dollar value of the amount involved in the related person transaction;

■	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

■	whether the transaction was undertaken in the ordinary course of State Street’s business;

■	whether the transaction with the related person is on terms no less favorable to State Street than terms that could be reached with an unrelated third party;

■	the purpose of, and the potential benefits to State Street of, the transaction; and

■	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, State Street’s best interests. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on State Street or the related person in connection with approval of the related person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

■	interests arising solely from the related person’s position as an executive officer, employee or consultant of another entity (whether or not the person is also a director of such entity), that is a party to the transaction, where (a) the related person and his or her immediate family members do not receive any special benefits as a result of the transaction and (b) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction; or

■

a transaction that involves discretionary charitable contributions from State Street to a tax-exempt organization where a related person is a director, trustee, employee or executive officer, provided the related person and his or her immediate family members do not receive any special benefits as a result of the transaction, and further provided that, where a related person is an executive officer of the tax-exempt organization, the amount of the discretionary charitable contributions in any completed year in the last three fiscal years is not more than the greater of $1 million, or 2% of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

Based on information provided by the directors, executive officers, and the legal department, there were no related person transactions to be reported in this proxy statement under applicable SEC regulations. In addition, there were no personal loans or extensions of credit by the Bank to any directors or executive officers.

ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that you vote

FOR

each of the nominees for director (Item 1 on your proxy card)

Each director elected at the 2007 Annual Meeting serves until the next annual meeting of shareholders or as otherwise provided in the By-Laws. The State Street Board currently consists of 16 members. Of the 16 directors currently in office, 15 are non-management directors and one is an executive officer of State Street. Each of the non-management directors is an independent director, as determined by the Board in its opinion, under the definition of the New York Stock Exchange listing standards. The Board determines the number of directors.

Pursuant to the By-laws, at a meeting on December 21, 2006, the Board of Directors fixed the number of directors at 16, effective as of such date and appointed Peter Coym, Amelia C. Fawcett and Maureen J. Miskovic to fill the three vacancies that had been created. Sixteen directors are to be elected at the meeting. Each of the nominees for election as a director is currently a director.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 16 nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director, including his or her period of service as a director of State Street, principal occupation, and other biographical material is described below.

TENLEY E. ALBRIGHT, M.D.	Director since 1993

Physician and surgeon. Dr. Albright, age 71, Director, Collaborative Initiatives at MIT, is Chairman of Western Resources, Inc., a real estate holding company. Dr. Albright’s concentration in medicine and health services stems from her specialty of general surgery over 23 years. She is a faculty member and lecturer at Harvard Medical School and an honorary member of New England Baptist Hospital. Dr. Albright is consultant to and formerly chairman of the Board of Regents of the National Library of Medicine at the National Institutes of Health. She is a director of the Whitehead Institute for Biomedical Research, and a member of the corporation of Woods Hole Oceanographic Institution. Dr. Albright graduated from Harvard Medical School after attending Radcliffe College, and has received eight honorary degrees.

KENNETT F. BURNES	Director since 2003

Chairman, President and Chief Executive Officer of Cabot Corporation, a global specialty chemicals company. He has been Chief Executive Officer of Cabot Corporation since 2001 and President since 1995. Prior to joining Cabot Corporation in 1987, Mr. Burnes, age 64, was a partner at the Boston-based law firm of Choate, Hall & Stewart, where he specialized in corporate and business law for nearly 20 years. He is a director of Cabot Corporation, a member of the Dana Farber Cancer Institute’s Board of Trustees and a board member of New England Conservatory. Mr. Burnes is also Chairman of the Board of Trustees of the Schepens Eye Research Institute. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

PETER COYM	Director since 2006

Retired head of Lehman Brothers, Inc. in Germany and a former member of Lehman Brothers Bankhaus Management Board and its European Management Group. Prior to joining Lehman Brothers in 1993, Dr. Coym, age 65, a German national, was Managing Director and Office Manager of Salomon Brothers AG and Managing Director of Salomon Brothers, Inc. Prior to joining Salomon Brothers in 1986, he was a director of Commerzbank. Dr. Coym is Deputy Chairman of the Supervisory Board of Magix AG, an international provider of software, online services and digital content in multimedia communication. He received an undergraduate degree and a Ph.D. in business studies from The University of Hamburg.

NADER F. DAREHSHORI	Director since 1990

Founder and Chairman of Cambium Learning, Inc., an educational publishing company. Mr. Darehshori, age 70, was Chairman, President and Chief Executive Officer of Houghton Mifflin Company, a publishing company, from 1990 to 2000.

Mr. Darehshori is a director of Aviva USA Corporation. He is a trustee of Wellesley College and the Dana-Farber Cancer Institute, and a director of the Tanenbaum Center for Interreligious Understanding. He is on the EdNET Advisory Board and the Massachusetts Business Roundtable Board. Mr. Darehshori received a B.A. degree from the University of Wisconsin.

AMELIA C. FAWCETT	Director since 2006

Retired Vice Chairman and Chief Operating Officer of Morgan Stanley International Limited. Ms. Fawcett, age 50, a dual American and British citizen, joined Morgan Stanley International in London in 1987, was appointed Vice President in 1990, Executive Director in 1992, Managing Director and the Chief Administrative Officer for the firm’s European operations in 1996, Vice Chairman and Chief Operating Officer in 2002, and Senior Advisor in 2006. Prior to joining Morgan Stanley International, Ms. Fawcett was an attorney at the New York-based law firm of Sullivan & Cromwell. Ms. Fawcett is a member of the Court of the Bank of England, Deputy Chairman of the National Portrait Gallery, a member of the Counsel of the University of London, Chairman of the London International Festival of Theatre, and a director of the Board of Business in the Community, the National Maritime Museum (Cornwall) Trust, the Aimar Foundation and a Trustee of the Young Foundation. Ms. Fawcett received a B.A. degree from Wellesley College, an LL.B. degree from the University of Virginia and an honorary degree from the American University in London (Richmond).

ARTHUR L. GOLDSTEIN	Director since 1995

Retired Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water. He was Chief Executive Officer of Ionics, Incorporated from 1971 to 2003 and was Chairman from 1991 to 2004. Mr. Goldstein, age 71, is a director of Cabot Corporation. He is a member of the National Academy of Engineering. He is a trustee of the California Institute of Technology, the Massachusetts General Physicians’ Organization, Inc., and a trustee and treasurer of Partners HealthCare System, Inc., where he serves as chairman of its finance committee. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnic Institute, an M.S. in chemical engineering from the University of Delaware, and an M.B.A. from Harvard Business School.

DAVID P. GRUBER	Director since 1997

Retired Chairman, Chief Executive Officer and Director of Wyman-Gordon Company, a manufacturer of forging, investment casting and composite airframe structures for the commercial aviation, commercial power and defense industries. Mr. Gruber, age 65, joined Wyman-Gordon in 1991 and retired in 1999. He is a Distinguished Life Member of the Materials Information Society (ASM), chairman of the Worcester Polytechnic Institute Mechanical Engineering Advisory Committee, and a member of the boards of directors of Stone Panels, Inc. and Worcester Municipal Research Bureau. He has a B.S. degree from Ohio State University.

LINDA A. HILL	Director since 2000

Wallace Brett Donham Professor of Business Administration at Harvard University. Dr. Hill, age 50, is unit head, Organizational Behavior Unit, and faculty chair, Leadership Initiative. She is a member of the board of directors of Cooper Industries, the boards of trustees of Bryn Mawr College and the Children’s Museum, Boston, and the board of overseers of the Beth Israel Deaconess Medical Center. Dr. Hill received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago, and a Ph.D. in behavioral sciences from the University of Chicago.

CHARLES R. LAMANTIA	Director since 1993

Retired Chairman and Chief Executive Officer of Arthur D. Little, Inc., management and technology consultants. He served as President and Chief Executive Officer of Arthur D. Little, Inc. from 1986 to 1999. He joined Arthur D. Little in 1967 and from 1981 to 1986 was President of Koch Process Systems, a subsidiary of Koch Industries, Inc. Dr. LaMantia, age 67, is a member of the board of directors of NeuroMetrix, Inc. and the advisory board of the Carroll School of Management of Boston College. Dr. LaMantia received B.A., B.S., M.S., and Sc.D. degrees from Columbia University and attended the Advanced Management Program at Harvard Business School. He served on active duty as an officer in the United States Navy.

RONALD E. LOGUE	Director since 2000

Chairman and Chief Executive Officer of State Street since June 30, 2004, president since 2001, chief operating officer since 2000. Mr. Logue, age 61, joined the Company in 1990 as senior vice president and head of investment servicing for U.S. mutual funds. He was elected vice chairman in 1999. As president and chief operating officer, he was responsible for overseeing State Street’s investment servicing, securities finance and investment research and trading activities, as well as information technology. Mr. Logue is a director of The Federal Reserve Bank of Boston, the Metropolitan Boston Housing Partnership, and the United Way of Massachusetts Bay, and a member of the Board of Overseers of the Museum of Fine Arts, Boston. He received his B.S. and M.B.A. degrees from Boston College.

MAUREEN J. MISKOVIC	Director since 2006

Chairman of Eurasia Group, a global political risk advisory and consulting firm. Prior to joining Eurasia Group in 2002, Ms. Miskovic, age 49, a British citizen, served in senior management positions at various investment banking firms. She was Managing Director, Head of Risk Management of Lehman Brothers, New York; Executive Director, European Treasurer, Morgan Stanley, London; Executive Director, Group Risk Manager & Treasurer, S.G. Warburg & Co., Inc., London; Director, Stock Index Proprietary Trading, Morgan Grenfell & Co., London; Head of Institutional Option Sales, Quilter Goodison & Co., London; and Client Liaison Executive, Triland Metals, London. Ms. Miskovic is a director of NRG Energy and on the Leadership Council of the Betty Ford Center. Ms. Miskovic received a B.A. from King’s College, London University.

RICHARD P. SERGEL	Director since 1999

President and Chief Executive Officer of the North American Electric Reliability Corporation (NERC), a self-regulatory organization for the bulk electricity system in North America. Mr. Sergel, age 57, joined NERC in 2005. He is the former Chief Executive Officer of National Grid U.S.A., an electric and gas utility. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University, and an M.B.A. from the University of Miami. He served in the United States Air Force.

RONALD L. SKATES	Director since 2002

Private investor. Mr. Skates, age 65, joined Data General Corporation, a computer and storage manufacturing company, in 1986 as senior vice president of finance and administration. He also served as chief financial officer for a portion of 1987. He was elected a director, executive vice president and chief operating officer in 1988. He was elected president and chief executive officer in 1989. He remained in those posts until EMC acquired the company in 1999, when he retired. Mr. Skates began his career at Price Waterhouse as a certified public accountant and was an audit partner for 10 years. He is a director of Courier Corporation, Gilbane, Inc. (privately held) and Raytheon Company. Mr. Skates is a Trustee emeritus of The Massachusetts General Hospital and a trustee of the Massachusetts General Physicians Organization. Mr. Skates holds B.A. (cum laude) and M.B.A. degrees from Harvard University.

GREGORY L. SUMME	Director since 2001

Chairman, Chief Executive Officer and President of PerkinElmer, Inc., a leading global technology company serving the health science and photonics markets. Prior to joining PerkinElmer as President in 1998, Mr. Summe, age 50, was with AlliedSignal, now Honeywell International, serving successively as the President of General Aviation Avionics, Aerospace Engines, and the Automotive Products Group. Prior to that he was general manager of commercial motors at General Electric and a partner at McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. from the Wharton School of the University of Pennsylvania.

DIANA CHAPMAN WALSH	Director since 1997

President of Wellesley College. Prior to becoming President of Wellesley College in 1993, Dr. Walsh, age 62, was Professor and Chairman, Department of Health and Social Behavior, at the Harvard School of Public Health. She is a trustee of Amherst College. Dr. Walsh received a B.A. degree from Wellesley College, M.S. and Ph.D. degrees from Boston University, and honorary doctoral degrees from Boston University, the American College of Greece, the University of Massachusetts and Northeastern University.

ROBERT E. WEISSMAN	Director since 1989

Chairman, Shelburne Investments, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman, age 66, was Chairman and Chief Executive Officer of IMS Health Incorporated, a provider of information to the pharmaceutical and healthcare industries, from 1997 to 2000 and prior to that was Chairman and Chief Executive Officer of Cognizant Corporation. He is a director of Pitney Bowes, Inc., Cognizant Technology Solutions Corporation, Information Services Group, Inc., and a member of the advisory board of Affinnova, Inc. He is Vice Chairman of the board of trustees of Babson College. Mr. Weissman received a degree in Business Administration and an honorary Doctor of Laws degree from Babson College.

BENEFICIAL OWNERSHIP OF SHARES

As of February 1, 2007, there were 333,796,066 shares of common stock of the Company outstanding. Except as set forth below, we know of no person who may be deemed to own beneficially more than 5% of the outstanding common stock. The share totals for the persons listed below were taken from the Schedule 13G filings referred to below and are as of December 31, 2006. The percent of class is based upon the shares outstanding as of February 1, 2007.

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	25,333,163	(1)	7.6%

	T. Rowe Price Associates, Inc. 100 East Pratt St Baltimore, MD 21202	22,445,030	(2)	6.7%

	FMR Corp. and related persons 82 Devonshire Street Boston, MA 02109	21,979,133	(3)	6.6%

(1)	This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2007 by Wellington Management Company, LLP (“Wellington”), in its capacity as a registered investment adviser. Wellington reported that it had shared power to dispose or direct the disposition of 25,333,163 shares and shared power to vote or direct the voting of 13,615,022 shares. Wellington reported that its clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the common stock but that no client was known by it to own more than 5% of the total outstanding common stock.

(2)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2007 by T. Rowe Price Associates, Inc. (“Price Associates”), in its capacity as a registered investment adviser, in which it reported that it had sole voting power over 7,492,748 shares and sole dispositive power over 22,440,930 shares. Price Associates reported that not more than 5% of the outstanding common stock was owned by any one of its clients.

(3)	This information is based solely on a Schedule 13G jointly filed with the SEC on February 14, 2007 by FMR Corp. (“FMR”), Mr. Edward C. Johnson 3d, Chairman of FMR, and Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and a registered investment adviser. FMR and Mr. Johnson reported that through their control of Fidelity they were the beneficial owners of 21,979,133 shares of the common stock of the Company and had sole power to dispose or direct the disposition of those shares. Of those shares, FMR and Mr. Johnson had no power to vote or to direct the voting of 21,073,587 shares held by funds managed by Fidelity, the voting of which resides with the boards of trustees of the funds. FMR had sole power to vote or to direct the voting of 953,596 shares. Included within the beneficial ownership totals for FMR and Mr. Johnson are 66,400 shares beneficially owned by Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR, as to which FMR and Mr. Johnson had the sole power to vote or to direct the voting of 66,400 shares owned by institutional accounts. Strategic Advisers, Inc, a wholly-owned subsidiary of FMR, was the beneficial owner of 9,074 shares, which shares were included in FMR’s beneficial ownership totals. Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR, was the beneficial owner of 830,072 shares, and Mr. Johnson and FMR each has sole power to vote and dispose of those shares. FMR reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of the Company, but that no one person’s interest in the common stock was more than 5% of the total outstanding common stock. Mr. Johnson and members of his family may be deemed to form a controlling group with respect to FMR.

Management

The table below sets forth the number of shares of common stock of State Street beneficially owned (as determined under the rules of the Securities and Exchange Commission) as of the close of business on February 1, 2007, by each director, the Chairman and Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers in office at the end of 2006, and the group consisting of current directors and executive officers, based on information furnished by representatives of each person. Neither the persons listed below individually, nor the current executive officers and directors as a group, owned beneficially as much as 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership (1)
Tenley E. Albright, M.D.	63,843	(2)(3)
Joseph C. Antonellis	184,771	(4)
Kennett F. Burnes	13,613	(3)
Peter Coym	499	(3)
Nader F. Darehshori	24,140	(3)
Amelia C. Fawcett	808	(3)
Arthur L. Goldstein	31,072	(3)
David P. Gruber	15,196	(3)
Linda A. Hill	18,396	(3)
Joseph L. Hooley	416,468	(4)(5)
William W. Hunt	132,273	(4)
Charles R. LaMantia	19,167	(3)(6)
Ronald E. Logue	1,085,475	(4)
Maureen J. Miskovic	0	(3)
Edward J. Resch	194,746	(4)
Richard P. Sergel	21,691	(3)
Ronald L. Skates	17,159	(3)
Gregory L. Summe	17,798	(3)
Diana Chapman Walsh	26,154	(3)(7)
Robert E. Weissman	54,182	(3)
All current directors and executive officers, as a group (27 persons)	3,069,958	(3)(4)(8)

(1)	Information in this table includes the following: shares of common stock issuable upon the exercise of options that either are currently exercisable or will become exercisable within 60 days of February 1, 2007; deferred shares that will vest within 60 days of February 1, 2007; and shares of common stock which have not been issued but which are subject to stock appreciation rights that will become exercisable within 60 days of February 1, 2007, based on the closing price of the common stock on February 1, 2007.

(2)	Includes 13,417 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 8,550 shares owned by a family member, with respect to all of which shares she disclaims beneficial ownership.

(3)	Includes for all non-employee directors the right to receive the following shares upon retirement: Dr. Albright, 17,750; Mr. Burnes, 6,977; Dr. Coym, 499; Mr. Darehshori, 19,036; Ms. Fawcett, 808; Mr. Goldstein, 16,626; Dr. Hill, 13,795; Mr. Sergel, 20,909; Mr. Skates, 9,862; Mr. Summe, 16,983; Dr. Walsh, 14,823; and Mr. Weissman, 28,374. Does not include the following shares: 13,390 shares that Mr. Gruber is entitled to receive in four annual installments beginning January 1, 2008; 14,201 shares that Dr. LaMantia is entitled to receive in four annual installments beginning January 1, 2008; and 808 shares that Ms. Miskovic is entitled to receive on January 1, 2012.

(4)	Includes shares that the executive officer has the right to acquire either through the exercise of stock options, the vesting of deferred shares, or the exercise of stock appreciation rights based on the closing price of the common stock on February 1, 2007, as follows: Mr. Antonellis, 155,805; Mr. Hooley 406,308; Mr. Hunt, 131,735; Mr. Logue, 1,003,006; Mr. Resch, 179,418; and the group, 2,447,218.

(5)	Includes 6,800 shares as to which Mr. Hooley has shared voting power and investment power.

(6)	Includes 7,539 shares as to which Dr. LaMantia has shared voting power and investment power.

(7)	Includes 2,890 shares held in a revocable trust of which Dr. Walsh is settlor and a co-trustee.

(8)	Includes 1,000 shares owned by a family member of one current executive officer not individually named.

EXECUTIVE COMPENSATION

[to be included in Definitive Proxy Statement]

REPORT OF THE EXAMINING AND AUDIT COMMITTEE

The Examining and Audit Committee (the “Committee”) furnishes the following report:

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance, and independence of State Street’s registered public accounting firm.

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2006 and their assessment of internal control over financial reporting as of December 31, 2006. Ernst & Young LLP, State Street’s independent registered public accounting firm, issued their unqualified report on State Street’s financial statements and the design and operating effectiveness of State Street’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited financial statements for the year ended December 31, 2006, be included in State Street’s Annual Report on Form 10-K for the fiscal year then ended.

Submitted by,

Charles R. LaMantia, Chair

Tenley E. Albright, M.D.

David P. Gruber

Ronald L. Skates

AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(Item 2 on your proxy card)

On March 15, 2007, the Board of Directors approved the submission to the shareholders of an amendment to State Street’s Restated Articles of Organization to increase the authorized common stock of State Street from 500,000,000 shares, $1 par value, to 750,000,000 shares, $1 par value.

As of February 28, 2007, there were outstanding 334,507,825 shares of common stock and an additional 2,618,644 shares were held in the treasury. Of the 162,873,531 authorized and unissued shares on that date, 16,005,931 shares were reserved for issuance under State Street’s equity incentive plans, and 29,913 shares were reserved for issuance pursuant to the 7 3/4% Convertible Subordinated Debentures due 2008. As of February 28, 2007, 146,837,687 unissued shares were available for issuance (giving effect to the reservation of shares for issuance). Based upon the number of shares of Investors Financial Services Corp. outstanding on February 28, 2007, approximately 62 million shares of common stock are expected to be issued to shareholders of Investors Financial Services Corp. in connection with the merger of Investors Financial Services Corp. into State Street.

The additional shares of common stock to be authorized by the amendment will, if and when issued, be identical to the shares of common stock now authorized and outstanding. The increase in authorized shares will not affect the terms or the rights of holders of existing shares of common stock. Depending on the circumstances, any subsequent issuance of common stock could have a dilutive effect on existing shareholders by decreasing the percentage ownership in State Street (for voting, distributions and other purposes) represented by an existing share of common stock. Holders of common stock have no preemptive rights.

The Board of Directors believes that it is advisable to have authorized shares of common stock in excess of those outstanding (including, if authorized, the additional common stock provided for in this proposal) available for general corporate purposes, such as financings, acquisitions, stock dividends and our employee benefit plans. The continued availability of shares of common stock provides State Street with the flexibility to take advantage of various opportunities as they arise.

The Board of Directors has sole discretion to issue authorized but uncommitted shares of common stock from time to time for any corporate purpose, including in reaction to any unsolicited acquisition proposal, without further action by the shareholders, subject to requirements of corporate law and the New York Stock Exchange and any other exchanges on which State Street’s common stock may be listed.

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 2 on your proxy card)

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Item 3 on your proxy card)

The Examining and Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2007. Ernst & Young LLP has acted as the Company’s independent auditor since 1972. The Company has been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC.

We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

While shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditor is not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification to learn the opinion of shareholders on the selection. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of Ernst & Young LLP as independent auditor of the Company for the year ending December 31, 2007. Should the selection of Ernst & Young LLP not be ratified by the shareholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young LLP is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders.

Relationship with Independent Auditor

As stated above, the Examining and Audit Committee has appointed Ernst & Young LLP as the independent auditor for State Street for the year ending December 31, 2007. Ernst & Young LLP acted as independent auditor for State Street for the year ended December 31, 2006.

Fees to State Street and its subsidiaries for professional services rendered by Ernst & Young LLP during 2006 and 2005 were as follows:

Description	2006	2005
	(In Millions)
Audit Fees	$7.9	$6.8
Audit-Related Fees	$1.1	$0.9
Tax Fees	$3.3	$2.8
All Other Fees	$0.2	$—

Services under the caption Audit Fees included fees related to the requirement to opine on management’s assessment of the design and operating effectiveness of internal control over financial reporting and accounting consultations billed as audit services. Audit-Related Fees consisted principally of employee benefit plans, non-statutory audits, audits of certain foreign-sponsored mutual funds and due diligence procedures. Services under the caption Tax Fees consisted principally of expatriate, compliance, and corporate tax services. Services under the caption All Other Fees consisted of a cash management review. In connection with the advisory or custodial services State Street provides to mutual funds, exchange traded funds, and other collective investment vehicles, State Street from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, State Street typically uses a request-for-proposal process that has resulted in the selection of various outside auditors, including Ernst & Young LLP. Fees paid to Ernst & Young LLP in such circumstances are not included in the totals provided above.

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s independent auditor and audit engagements with other firms, pursuant to which the Examining and Audit Committee will review for approval each particular service expected to be provided, and in that connection will be provided with sufficient detailed information so that the Examining and Audit Committee can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals include services in categories of audit services, audit-related services, tax services and other services (services permissible under the SEC’s auditor independence rules, typically routine and recurring type services which would not impair the independence of the auditor).

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 3 on your proxy card)

NOTICE OF AMENDMENT OF BY-LAWS

On October 19, 2006, the Company’s Board of Directors amended and restated the Company’s By-laws, primarily to conform the By-laws to the provisions of the Massachusetts Business Corporation Act (the “MBCA”), which became effective on July 1, 2004, and replaced the Massachusetts Business Corporation Law. The following description of the amendments to the By-laws is qualified in its entirety by reference to the By-laws, a copy of which is filed as Exhibit 3.2 to our Current Report on Form 8-K dated October 19, 2006. The Company will provide a copy of the amended and restated By-laws to any shareholder upon request. The changes made include the following:

■	conform timing provisions for annual meetings of shareholders to requirements of MBCA;

■	conform notice provisions for meetings of shareholders to requirements of MBCA;

■	conform provisions relating to form of proxies to requirements of MBCA;

■	modify advance notice provisions for meetings of shareholders to conform to MBCA, to set forth certain additional information requirements for submitted proposals and to clarify logistics;

■	permit directors to take action without a meeting by means of electronic transmission.

■	change references to “clerk” to references to “secretary” in conformity with MBCA;

■	broaden manner of notice provisions; and

■	conform requirements for maintenance of corporate records to MBCA.

PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2008 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and State Street’s By-laws. To be eligible for inclusion in State Street’s proxy materials, the shareholder proposals must be received by the Secretary of State Street on or before November 20, 2007.

Under State Street’s By-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials following the procedures described in Rule 14a-8 may be made by shareholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws and such business is within the purposes specified in our notice of meeting. Except as noted below, to be timely a notice with respect to the 2008 Annual Meeting must be delivered to the Secretary of State Street no earlier than January 19, 2008 and no later than February 18, 2008 unless the date of the 2008 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2007 Annual Meeting in which event the By-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

As to each person whom a shareholder proposes to nominate for election or reelection as a director, the notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected). As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the notice must also set forth (i) the name and address of such shareholder, as they appear on State Street’s books, and of such beneficial owner, (ii) the class and number of shares of State Street which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner, alone or as a part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposed nominee. State Street may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of State Street.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

State Street’s Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2006, is being mailed to you together with this proxy statement.

March 19, 2007

Appendix A

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) listing standards. The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards. To be considered independent, the Board must determine, after review and recommendation by the Nominating and Corporate Governance Committee, that the director has no direct or indirect material relationship with the Company. The Board has established the following categorical guidelines to assist it in determining independence:

a.	A director will not be independent if he or she does not satisfy any of the bright-line tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual.

b.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director or a member of such director’s immediate family (as defined in Section 303A of the NYSE Listed Company Manual) is a director or owner of less than a 10% ownership interest of another company (including a tax-exempt organization) that does business with the Company; provided such State Street director is not involved in negotiating the transaction; (ii) if the State Street director or a member of such director’s immediate family is a current employee, consultant or executive officer of another company (including a tax-exempt organization) that does business with the Company; provided that, (x) where the State Street director is an employee, consultant or executive officer of the other company, neither the director nor any of his or her immediate family members receives any special benefits as a result of the transaction and (y) the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (iii) if the State Street director or member of such director’s immediate family is a director, trustee, employee or executive officer of a tax-exempt organization that receives discretionary charitable contributions from the Company; provided the Related Person and his or her Immediate Family Members do not receive any special benefits as a result of the transaction; and further provided that, where the director or immediate family member is an executive officer of the tax-exempt organization, the amount of discretionary charitable contributions in any completed year in the last three fiscal years are not more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

c.	The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or a equityholder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to a loan by the Company to such company or its subsidiaries, such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, such loan did not involve more than the normal risk of collectability or present other unfavorable features, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including fees and interest on loans but not including principal repayments) from such company does not exceed the limit provided in (b)(ii) above.

If a relationship is described by the categorical guidelines contained in both paragraphs b and c above, it will not be considered to be a material relationship that would impair a director’s independence if it satisfies all of the applicable requirements of either paragraph b or c. For relationships not covered by the categorical guidelines (either because they involve a different type of relationship or a different dollar amount), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

A-1

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

002CS-13344

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
		Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 18, 2007.

		Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

ê  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

A Election of Directors — The Board of Directors recommends a vote FOR the sixteen nominees listed.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - T. Albright	☐	☐	02 - K. Burnes	☐	☐	03 - P. Coym	☐	☐

04 - N. Darehshori	☐	☐	05 - A. Fawcett	☐	☐	06 - A. Goldstein	☐	☐

07 - D. Gruber	☐	☐	08 - L. Hill	☐	☐	09 - C. LaMantia	☐	☐

10 - R. Logue	☐	☐	11 - M. Miskovic	☐	☐	12 - R. Sergel	☐	☐

13 - R. Skates	☐	☐	14 - G. Summe	☐	☐	15 - D. Walsh	☐	☐

16 - R. Weissman	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposals 2 — 3.

	For	Against	Abstain		For	Against	Abstain
2. To increase State Street’s authorized shares of common stock from 500,000,000 to 750,000,000.	☐	☐	☐	3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements and/or adjournments thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – D ON BOTH SIDES OF THIS CARD.

■	C 1234567890 J N T 1 U P X 0 1 2 3 7 0 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                 00OJAD

DEAR SHAREHOLDER:

We cordially invite you to attend the 2007 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts 02111, on Wednesday, April 18, 2007, at 10:00 a.m.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed Proxy Statement. Then mark, sign, date and mail promptly this proxy in the enclosed return envelope. Alternatively, you may also vote electronically by telephone or over the Internet by following the instructions included on this proxy card. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,

Ronald E. Logue

Chairman and Chief Executive Officer

PLEASE NOTE: Shareholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver’s license or passport. Public parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

ê  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	+

Annual Meeting of Shareholders - April 18, 2007

The undersigned hereby appoints Kevin Brady, Richard P. Jacobson, and S. Kelley MacDonald or any of them, with full power of substitution, as proxies to vote all shares of Common Stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on April 18, 2007 at 10:00 a.m., or at any postponement and/or adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any postponement and/or adjournment thereof.

To vote in accordance with the Board of Directors’ recommendations, just sign and date below; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the sixteen nominees and FOR Items 2 and 3.

PLEASE MARK, DATE, AND SIGN BELOW AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – D ON BOTH SIDES OF THIS CARD.	+